UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2026

Global-Smart.Tech Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-56781	98-1664763
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Yehor Rodin

Kava b.b.

85320, Tivat, Montenegro

+1-205-2165924

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01: Other Events

On June 12, 2026, Yehor Rodin, the Chief Executive Officer and principal shareholder of Global-Smart.Tech Inc. (the "Company"), unilaterally and voluntarily delivered and surrendered an aggregate of 3,000,000 shares of the Company’s Common Stock to the Company for the express purpose of cancellation and retirement.

The 3,000,000 shares of Common Stock were surrendered by Yehor Rodin for zero consideration ($0.00), constituting a voluntary capital contribution to the issuer. On June 11, 2026, the Company's Board of Directors formally accepted the surrender and authorized the instruction of the Company's transfer agent to cancel and retire the shares on the official books of the corporation.

Upon completion of the cancellation, these 3,000,000 shares reverted to the status of authorized but unissued shares. Consequently, the Company’s total issued and outstanding shares of Common Stock decreased from 6,134,780 to 3,134,780. The transaction does not alter the total number of authorized shares of Common Stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2026	GLOBAL-SMART.TECH INC.

By: /s/ Yehor Rodin
Yehor Rodin, President, Secretary,
Treasurer, Director (Principal Executive, Financial and Accounting Officer)